As filed with the Securities and Exchange Commission on August 18, 2005 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOT HILL SYSTEMS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3460176
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6305 El Camino Real

Carlsbad, CA  92009

(760) 931-5500

(Address of Principal Executive Offices)

DOT HILL SYSTEMS CORP.

2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

2000 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

James L. Lambert

Chief Executive Officer

Dot Hill Systems Corp.

6305 El Camino Real

Carlsbad, CA  92009

(Name and Address of Agent for Service)

(760) 931-5500

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas A. Coll, Esq.

COOLEY GODWARD LLP

4401 Eastgate Mall

San Diego, CA  92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock issuable under the 2000 Amended and Restated Equity Incentive Plan (par value $0.001 per share) (2)	1,000,000 shares (4)	$5.595	$5,595,000	$658.54
Common Stock issuable under the 2000 Amended and Restated Employee Stock Purchase Plan (par value $0.001 per share) (2)	100,000 shares (5)	$5.595	$559,500	$65.86
Total	1,100,000 shares	N/A	$6,154,500	$724.40

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001 (the “Common Stock”), as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)                                  Includes associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock.

(3)                                  This estimate is made pursuant to Rule 457(e) and Rule 457(h)(1) of the 1933 Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 17, 2005, as reported on the Nasdaq National Market.

(4)                                  Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Amended and Restated 2000 Equity Incentive Plan (the “2000 EIP”) on April 25, 2005 pursuant to an “evergreen” provision contained in the 2000 EIP. Pursuant to such provision, on the day of the Registrant’s annual meeting of stockholders, up to including the annual meeting in 2009, the number of shares authorized for issuance under the 2000 EIP is automatically increased by a number equal to the lesser of: two percent of the fully-diluted shares of Common Stock outstanding on the date of the annual meeting  of stockholders; 1,000,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(5)                                  Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Amended and Restated 2000 Employee Stock Purchase Plan (the “2000 ESPP”) on April 25, 2005 pursuant to an “evergreen” provision contained in the 2000 ESPP. Pursuant to such provision, on the day of the Registrant’s annual meeting of stockholders, up to including the annual meeting in 2013, the number of shares authorized for issuance under the 2000 ESPP is automatically increased by a number equal to the lesser of: 100,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-121533

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2000 EIP and the 2000 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2004 (File No. 333-121533). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8.  Exhibits

Exhibit Number	Description
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed with the SEC on September 26, 2001).

4.2	Bylaws (incorporated herein by reference to Exhibit 3.3 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of our Current Report on Form 8-K filed with the SEC on January 14, 2003).

4.4

Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (incorporated herein by reference to Exhibit 4.9 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.10 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.6

Rights Agreement, dated as of May 19, 2003, by and between us and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.38 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

24	Power of Attorney is contained on the signature pages.

99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.2

Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.3

Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 18, 2005.

DOT HILL SYSTEMS CORP.

By:	/s/ James L. Lambert
James L. Lambert
Chief Executive Officer and Vice Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAMES L. LAMBERT and PRESTON S. ROMM, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Lambert	Vice Chairman of the Board of	August 18, 2005
JAMES L. LAMBERT	Directors and Chief Executive
Officer
(Principal Executive Officer)
/s/ Preston S. Romm	Chief Financial Officer, Vice	August 18, 2005
PRESTON S. ROMM	President, Finance and Treasurer
(Principal Financial and
Accounting Officer)

/s/ Charles F. Christ	Chairman of the Board of	August 18, 2005
CHARLES F. CHRIST	Directors

/s/ Norman R. Farquhar	Director	August 18, 2005
NORMAN R. FARQUHAR

/s/ Joseph D. Markee	Director	August 18, 2005
JOSEPH D. MARKEE

/s/ W.R. Sauey	Director	August 18, 2005
W.R. SAUEY

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed with the SEC on September 26, 2001).

4.2	Bylaws (incorporated herein by reference to Exhibit 3.3 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of our Current Report on Form 8-K filed with the SEC on January 14, 2003).

4.4

Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (incorporated herein by reference to Exhibit 4.9 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.10 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

4.6

Rights Agreement, dated as of May 19, 2003, by and between us and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.38 of our Current Report on Form 8-K filed with the SEC on May 19, 2003).

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

24	Power of Attorney is contained on the signature pages.

99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.2

Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.3

Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of our Current Report on Form 8-K filed with the SEC on August 23, 2000).

99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2004).